Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”), dated as of September 24, 2008, is made by and among GSCP (NJ), Inc., GSC Recovery II, L.P., GSC Recovery IIA, L.P., GSC Partners CDO Fund, Limited, GSC Partners CDO Fund II, Limited, OCM Principal Opportunities Fund, L.P. and OCM/GFI Power Opportunities Fund, L.P. (each of the foregoing individually, a “Stockholder” and, collectively, the “Stockholders”), Cherokee International Corporation, a Delaware corporation (the “Company”), Lineage Power Holdings, Inc., a Delaware corporation (“Parent”) and Birdie Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, concurrently herewith, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company with the Company as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each of the Stockholders beneficially owns and has (or upon exercise or exchange of a convertible security will have) the power to vote and dispose of the number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) set forth opposite such Stockholder’s name on Schedule A attached hereto (the “Owned Shares” and, together with any securities issued or exchanged with respect to such shares of Common Stock upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or any other similar change in the Company’s capital structure or securities of which such Stockholder acquires beneficial ownership after the date hereof and prior to the termination hereof, whether by purchase, acquisition or upon exercise of options, warrants, conversion of other convertible securities or otherwise, collectively referred to herein as, the “Covered Shares”); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, each of Parent and Merger Sub has required that the Stockholders agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholders have agreed, to enter into this Agreement with respect to (a) the Covered Shares and (b) certain other matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.

VOTING AGREEMENT

Section 1.1                                      Voting Agreement.  The Stockholders hereby agree, on a several but not joint basis, that during the Voting Period, at any meeting of the stockholders of the Company, however called, or at any postponement or adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought, the Stockholders shall (a) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum and (b) vote (or cause to be voted) in person or by proxy the Covered Shares: (i) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement if a vote, consent or other approval (including by written consent) with respect to any of the foregoing is sought and (ii) against any (x) extraordinary corporate transaction (other than the Merger or the transactions with Parent and Merger Sub contemplated by the Merger Agreement), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, sale or transfer of a material amount of the assets or securities of the Company or any of its subsidiaries (other than pursuant to the Merger or the transactions with Parent and Merger Sub contemplated by the Merger Agreement) or any other Takeover Proposal or (y) amendment of the Company’s certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner reasonably be expected to impede, delay, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or result in a breach in any material respect of any representation, warranty, covenant or agreement of the Company under the Merger Agreement or change in any manner the voting rights of the Common Stock.  For the purposes of this Agreement, “Voting Period” shall mean the period commencing on the date hereof and ending immediately prior to any termination of this Agreement pursuant to Section 6.1 hereof.

Section 1.2                                      Acknowledgement.  The Stockholders hereby acknowledge receipt and review of a copy of the Merger Agreement.

Section 1.3                                      Proxy.

(a)                                  EACH STOCKHOLDER, ON A SEVERAL BUT NOT JOINT BASIS, HEREBY GRANTS TO, AND APPOINTS, PARENT, THE PRESIDENT OF PARENT AND THE SECRETARY OF PARENT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER’S IRREVOCABLE (UNTIL THE VOTING AGREEMENT TERMINATION DATE (AS DEFINED BELOW), AT WHICH TIME SUCH PROXY SHALL BE AUTOMATICALLY REVOKED) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES IN ACCORDANCE WITH SECTION 1.1 HEREOF.  EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE VOTING AGREEMENT TERMINATION DATE, AT WHICH TIME SUCH PROXY SHALL BE AUTOMATICALLY REVOKED) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE COVERED SHARES.

(b)                                 The parties acknowledge and agree that neither Parent, nor Parent’s successors, assigns, subsidiaries, divisions, employees, officers, directors, shareholders, agents and affiliates, shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney’s fees) and compensation of any kind or nature whatsoever to the Stockholder in connection with, as a result of or otherwise relating to any vote (or refrain from voting) by Parent of the Covered Shares subject to the irrevocable proxy hereby granted to Parent at any annual, special or other meeting or action or the execution of any consent of the Stockholders of the Company.  The parties acknowledge that, pursuant to the authority hereby granted under the irrevocable proxy, Parent may vote the Covered Shares pursuant to Section 1.1 hereof in furtherance of its own interests, and Parent is not acting as a fiduciary for the Stockholders.

(c)                                  Except pursuant to the terms of this Agreement or applicable Law, this irrevocable proxy shall not be terminated by any act of a Stockholder, whether by the death or incapacity of a Stockholder or by the occurrence of any other event or events (including, without limiting the foregoing, the termination of any trust or estate for which the Stockholder is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership).  If after the execution hereof a Stockholder should die or become incapacitated, or if any trust or estate should be terminated, or if any corporation or partnership should be dissolved or liquidated, or if any other such event or events shall occur before the Voting Agreement Termination Date, certificates representing the Covered Shares shall be delivered by or on behalf of such Stockholder in accordance with the terms and conditions of the Merger Agreement and this Agreement, and actions taken by the Parent hereunder shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other event or events had not occurred, regardless of whether or not the Parent has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

Section 1.4                                      Other Matters.  Except as set forth in Section 1.1 of this Agreement, each Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company.  In addition, nothing in this Agreement shall give Parent or any of its officers or designees the right to vote any Covered Shares in connection with the election of directors or any other matter not expressly contemplated by Section 1.1.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Stockholder and Parent that the Company has all necessary power and authority to execute and deliver this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Subject to Article IV of this Agreement, the Company Board has taken all necessary action to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to this Agreement or the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby and compliance by the Company with the terms hereof will not, conflict with, or result in any violation or default of (with or without notice or lapse of time or both), any provision of, the certificate of incorporation or by-laws of the Company, any trust agreement, contract, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or Law applicable to the Company or to the Company’s properties or assets.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES
OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants, on a several but not joint basis, to Parent as follows:

Section 3.1                                      Valid Existence.  Such Stockholder is duly organized, formed or created, validly existing and in good standing under the laws of the jurisdiction of its organization.

Section 3.2                                      Authority Relative to This Agreement.  Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly authorized, executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 3.3                                      No Conflict.

(a)                                  The execution and delivery of this Agreement by such Stockholder do not, and the performance of its obligations under this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby will not, (i) conflict with or violate any Law applicable to such Stockholder or by which the Owned Shares are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on, any of the Owned Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Owned Shares are bound or affected.

(b)                                 The execution and delivery of this Agreement by such Stockholder do not, and the performance of its obligations under this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official except (i) for applicable requirements, if any, of the Securities and Exchange Act of 1934, as amended, or (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not materially impair the ability of such Stockholder to perform its obligations hereunder.

Section 3.4                                      Ownership of Shares.  As of the date hereof, such Stockholder has good and marketable title to and is the record and beneficial owner or, in the case of GSCP (NJ), Inc., OCM Principal Opportunities Fund, L.P., OCM/GFI Power Opportunities Fund, L.P., the beneficial owner, of the Owned Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever with respect to the ownership, transfer or other voting of the Owned Shares.  There are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, any Owned Shares and such Stockholder (either directly or indirectly through one of its affiliates) has the sole authority to direct the voting of the Owned Shares in accordance with the provisions of this Agreement and the sole power of disposition with respect to the Owned Shares, with no restrictions, subject to applicable securities laws on its disposition pertaining thereto.  As of the date hereof, such Stockholder does not own beneficially or of record any equity securities of the Company other than the Owned Shares set forth opposite such Stockholder’s name on Schedule A hereto.  Such Stockholder has not appointed or granted a proxy which is still in effect with respect to any Owned Shares.

Section 3.5                                      Stockholder Has Adequate Information.  Such Stockholder is an “accredited investor” (as defined under the Securities Act of 1933, as amended) and a sophisticated investor with respect to the Covered Shares and has independently and without reliance upon Parent (other than reliance on the agreements of Parent contained in the Merger Agreement) and based on such information as such Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.  Such Stockholder acknowledges that Parent has not made nor makes any representation or warranty in this Agreement, whether express or implied, of any kind or character.  Such Stockholder acknowledges that the agreements contained herein with respect to the Covered Shares by such Stockholder are irrevocable, and that the Stockholder shall have no recourse to the Covered Shares or Parent with respect to the Covered Shares, except with respect to breaches of representations, warranties, covenants and agreements expressly set forth in this Agreement.

Section 3.6                                      Parent’s Excluded Information.  Such Stockholder acknowledges and confirms that (a) Parent may possess or hereafter come into possession of certain non-public information concerning the Covered Shares and the Company which is not known to Stockholder and which may be material to Stockholder’s decision to vote in favor of the Merger (“Parent’s Excluded Information”), (b) Stockholder has requested not to receive Parent’s Excluded Information and has determined to vote in favor of the Merger and sell the Covered Shares notwithstanding its lack of knowledge of Parent’s Excluded Information, and (c) Parent shall have no liability or obligation to Stockholder in connection with, and Stockholder hereby waives and releases Parent from, any claims which Stockholder or its successors and assigns may have against Parent (whether pursuant to applicable securities, laws or otherwise) with respect to the non-disclosure of Parent’s Excluded Information.

Section 3.7                                      No Setoff.  Such Stockholder has no liability or obligation related to or in connection with the Covered Shares other than the obligations to Parent as set forth in this Agreement.  To the knowledge of such Stockholder, there are no legal or equitable defenses or counterclaims that have been or may be asserted by or on behalf of the Company, as applicable, to reduce the amount of the Covered Shares or affect the validity or enforceability of the Covered Shares.

Section 3.8                                      Reliance by Parent and Merger Sub.  Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

As of the date hereof, Parent and Merger Sub hereby, jointly and severally, represent and warrant to each Stockholder and the Company that each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and this Agreement has been duly and validly authorized, executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).  As of the date hereof, neither Parent, Merger Sub nor any of their respective subsidiaries beneficially owns, directly or indirectly, any shares of Company Common Stock or other securities convertible into, exchangeable into or exercisable for shares of Company Common Stock.  Neither Parent nor Merger Sub, nor any of their “affiliates” or “associates” (as such terms are defined in Section 203 of the DGCL) have been an “interested stockholder” of the Company (as defined in Section 203 of the DGCL) within the three years prior to the date of this Agreement.  The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and compliance by Parent and Merger Sub with the terms hereof will not, conflict with, or result in any violation or default of (with or without notice or lapse of time or both), any provision of, the certificate of incorporation or by-laws of Parent or Merger Sub, any trust agreement, contract, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or Law applicable to Parent or Merger Sub or to Parent or Merger Sub’s properties or assets.

ARTICLE V.

COVENANTS OF THE STOCKHOLDERS

Each Stockholder, on a several but not joint basis, hereby covenants and agrees as follows:

Section 5.1                                      No Solicitation.

(a)                                  Such Stockholder hereby acknowledges that it is aware of the covenants of the Company contained in Section 5.2 of the Merger Agreement and hereby agrees that it shall, and shall cause its representatives to, except as allowed under Section 5.2(g) of the Merger Agreement, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal.  Such Stockholder further agrees that it shall not, nor shall it permit any of its representatives to, directly or indirectly, (i) solicit, initiate, cause, encourage or take any other action to knowingly facilitate (including by way of furnishing non-public information or providing access to the Company’s or such Stockholder’s properties, books, records or personnel, as applicable) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding a Takeover Proposal, or otherwise knowingly facilitate any efforts or attempt to implement a Takeover Proposal or execute or enter into any agreement, understanding or arrangement with respect to a Takeover Proposal, except, in each case, to the extent that the Company is permitted to engage in such solicitation, initiation, facilitation, discussion or negotiation pursuant to Section 5.2 of the Merger Agreement.  Such Stockholder shall promptly advise Parent orally and in writing of the receipt by such Stockholder or any of its representatives of any Takeover Proposal or any inquiry with respect to, or that could reasonably be expected to lead to, any Takeover Proposal (in each case within 3 calendar days after receipt), specifying the material terms and conditions of such Takeover Proposal or inquiry and the identity of the party making such Takeover Proposal or inquiry.  Such Stockholder shall, subject to the fiduciary duties of the Company Board, keep Parent reasonably informed of the material details of any such Takeover Proposal or inquiry.

(b)                                 Notwithstanding the foregoing, nothing in this Agreement shall be deemed to prohibit David Robbins and John Michal Conaway from fulfilling each of their obligations as directors of the Company with respect to the taking, as a representative of the Company, any action which is expressly permitted to be taken by the Company pursuant to Section 5.2 of the Merger Agreement or from entering into negotiations and discussions regarding the Covered Shares with respect to any Takeover Proposal at any time that the Company is permitted to engage in negotiations or discussions with respect thereto under such Section 5.2.  The parties acknowledge that this Agreement is entered into by each Stockholder solely in such Stockholder’s capacity as the beneficial owner of such Stockholder’s Owned Shares and that the taking of, or the refraining from taking, any action contemplated in the immediately preceding sentence by either of the aforementioned representatives of either Stockholder solely in such representative’s capacity as a director of the Company shall not be deemed to constitute a breach of this Agreement.

Section 5.2                                      No Transfer.  Other than pursuant to the terms of this Agreement or the Merger Agreement, without the prior written consent of Parent or as otherwise provided in this Agreement, during the term of this Agreement, such Stockholder hereby agrees to not, directly or indirectly, (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Covered Shares or (b) sell, pledge, assign, transfer, encumber or otherwise dispose of (including by merger, consolidation or otherwise by operation of Law), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect assignment, transfer, encumbrance or other disposition of (including by merger, consolidation or otherwise by operation of Law), any Covered Shares.

Parent and Merger Sub hereby acknowledge that one or more Covered Shares may, as of the date hereof, be pledged or encumbered pursuant to financing arrangements of each Stockholder existing as of the date hereof.

Section 5.3                                      No Inconsistent Agreement.  Such Stockholder hereby covenants and agrees that such Stockholder (a) has not entered into and shall not enter into any agreement that would restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder and (b) shall not knowingly take any action that would reasonably be expected to make any of its representations and warranties contained herein untrue or incorrect or have the effect of preventing or disabling it from performing its obligations under this Agreement.

Section 5.4                                      Public Announcement.  Stockholder shall consult with Parent before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement without the approval of Parent, except as may be required by Law.

Section 5.5                                      Additional Shares.  Stockholder shall as promptly as practicable notify Parent of the number of any new Covered Shares acquired by the Stockholder, if any, after the date hereof.  Any such shares shall be subject to the terms of this Agreement as though owned by the Stockholder on the date hereof.

ARTICLE VI.

MISCELLANEOUS

Section 6.1                                      Termination.  This Agreement and all of its provisions shall terminate upon the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms (including, following the payment of the Termination Fee, if due at that time thereunder), or (iii) written notice of termination of this Agreement by Parent to Stockholders (such date of termination, the “Voting Agreement Termination Date”).  Nothing in this Section 6.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement when such Agreement was in effect.

Section 6.2                                      Amendment of Merger Agreement.  The obligations of the Stockholders under this Agreement shall terminate if the Merger Agreement is amended or otherwise modified after the date hereof without the prior written consent of the Stockholders in a manner that reduces or changes the form of Merger Consideration, adversely affects the rights of the Stockholders or extends the term of the Merger Agreement.

Section 6.3                                      Survival of Representations and Warranties.  The respective representations and warranties of the Stockholders contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto.  The representations and warranties contained herein shall expire with, and be terminated and extinguished upon, the Voting Agreement Termination Date, and thereafter no party hereto shall be under any liability whatsoever with respect to any such representation or warranty.

Section 6.4                                      Fees and Expenses.  Except as otherwise provided herein or as set forth in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 6.5                                      Liabilities Several.  The obligations of the Stockholders under this Agreement shall be several and not joint.

Section 6.6                                      Limited Recourse.  With respect to GSC Partners CDO Fund, Limited and GSC Partners CDO Fund II, Limited (each, a “CDO”), each other party to this Agreement (each, a “Non-CDO Party”) agrees that, notwithstanding any other provision of this Agreement, the liability of each CDO to the Non-CDO Parties hereunder is limited in recourse to the Covered Shares with respect to such CDO, and if the proceeds of the Covered Shares, when applied in accordance with the Priority of Payments (in each case, as defined in the Indenture governing such CDO), are insufficient to meet the obligations of such CDO hereunder in full, such CDO shall have no further liability in respect of any such obligations, and such obligations and all claims of the Non-CDO Parties against such CDO shall thereupon extinguish and not thereafter revive.

Notwithstanding any other provision of this Agreement, each Non-CDO Party agrees not to institute against, or join any other person in instituting against, either of the CDOs any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under Cayman Islands bankruptcy laws, United States federal or state bankruptcy laws, or similar laws of any jurisdiction until at least one year and one day or the then applicable, if longer, preference period after the payment in full of all amounts payable in respect of the securities issued by such CDO plus one day; provided, however, that nothing in this provision shall preclude or limit, or be deemed to stop, any Non CDO Party (A) from taking any action prior to the expiration of the aforementioned one year and one day period (or, if longer, the applicable preference period then in effect plus one day) in (x) any case or proceeding voluntarily filed or commenced by such CDO or (y) any involuntary insolvency proceeding filed or commenced against such CDO, as the case may be, by a person other than a Non-CDO Party or its affiliates, or (B) from commencing or pursuing against such CDO or any properties of such CDO any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

Section 6.7                                      Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed.  All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.7):

if to Parent or Merger Sub:

c/o The Gores Group, LLC
10877 Wilshire Blvd., 18th Floor
Los Angeles, CA 90024
Attention:  Fund General Counsel
Facsimile No: (310) 443-2149

with a copy to:

Latham & Watkins LLP
555 Eleventh Street, N.W.
Suite 1000
Washington, DC 20004
Attention:                 Paul F. Sheridan, Jr.
                                                                        Joseph A. Simei
Facsimile No.:  (202) 637-2201

if to GSCP (NJ), INC., GSCP (NJ), Inc., GSC Recovery II, L.P., GSC Recovery IIA, L.P., GSC Partners CDO Fund, Limited, or GSC Partners CDO Fund II, Limited:

c/o GSC Group
300 Campus Drive
Florham Park, New Jersey  07932
Attention:  General Counsel
Facsimile No.:  (973) 437-1037

if to OCM Principal Opportunities Fund, L.P. and OCM/GFI Power Opportunities Fund, L.P.

c/o Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA  90071
Attention:                 Adam Pierce, Vice President
Facsimile No: (213) 830-6394

if to the Company:

Cherokee International Corporation
2841 Dow Avenue
Tustin, California 92780
Attention: Jeffrey Frank, President and Chief Executive Officer
Facsimile No: (714) 838-8569

with a copy to:

O’Melveny & Myers LLP
610 Newport Center Drive, Suite 1700
Newport Beach, CA 92660
Attention:	Gary J. Singer, Esq.
Loren J. Weber, Esq.
Facsimile No: (949) 823-6994

Section 6.8                                      Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.9                                      Entire Agreement; Assignment.  This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof.  This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Merger Sub may assign all or any of its rights and obligations hereunder to Parent or any direct or indirect wholly-owned subsidiary of Parent, provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

Section 6.10                                Amendment.  This Agreement may be amended by the parties at any time prior to the Effective Time.  This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 6.11                                Waiver.  At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.  The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 6.12                                Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.13                                Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein).

Section 6.14                                Specific Performance; Submission to Jurisdiction.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery or other courts of the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.  In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (d) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 6.7.  Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.7 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

Section 6.15                                Waiver of Jury Trial.  Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement.  Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.15.

Section 6.16                                Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.17                                Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 6.18                                Further Assurances.

From time to time, at the request of another party and without further consideration, each party hereto shall take such reasonable further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Stockholders, the Company, Parent and Merger Sub have caused this Agreement to be duly executed on the date hereof.

PARENT:

LINEAGE POWER HOLDINGS, INC.

By:	/s/ Ryan Wald
	Name:	Ryan Wald
	Title:	Vice President

MERGER SUB:

BIRDIE MERGER SUB, INC.

By:	/s/ Steven G. Eisner
	Name:	Steven G. Eisner
	Title:	Vice President & Secretary

COMPANY:

CHEROKEE INTERNATIONAL CORPORATION

By:	/s/ Jeffrey Frank
	Name:	Jeffrey Frank
	Title:	President and Chief Executive Officer

STOCKHOLDERS:

GSCP (NJ), INC.

By:	/s/ David L. Goret
	Name:	David L. Goret
	Title:	Senior Managing Director and Secretary

GSC RECOVERY II, L.P.

By:	GSC Recovery II GP, L.P., its general partner

By:	GSC RII, LLC, its general partner

By:	GSCP (NJ) Holdings, L.P., its managing member

By:	GSCP (NJ), Inc., its general partner

By:	/s/ David Robbins
	Name:	David Robbins
	Title:	Managing Director

GSC RECOVERY IIA, L.P.

By:	GSC Recovery IIA GP, L.P., its general partner

By:	GSC RIIA, LLC, its general partner

By:	GSCP (NJ) Holdings, L.P., its managing member

By:	GSCP (NJ), Inc., its general partner

By:	/s/ David Robbins
Name:	David Robbins
Title:	Managing Director

GSC PARTNERS CDO FUND, LIMITED

By:	/s/ Alan Corkish
Name:	Alan Corkish
Title:	Director

GSC PARTNERS CDO FUND II, LIMITED

By:	/s/ David Dyer
Name:	David Dyer
Title:	Director

OCM PRINCIPAL OPPORTUNITIES FUND, L.P.

By:	Oaktree Fund GP I, L.P.
Its:	General Partner

By:	/s/ Michael P. Harmon
	Name:	Michael P. Harmon
	Title:	Authorized Signatory

By:	/s/ Adam C. Pierce
	Name:	Adam C. Pierce
	Title:	Authorized Signatory

OCM/GFI POWER OPPORTUNITIES FUND, L.P.

By:	Oaktree Fund GP I, L.P.
Its:	General Partner

By:	/s/ Michael P. Harmon
	Name:	Michael P. Harmon
	Title:	Authorized Signatory

By:	/s/ Adam C. Pierce
	Name:	Adam C. Pierce
	Title:	Authorized Signatory

SCHEDULE A

Stockholder	Shares of Common Stock

GSCP (NJ), Inc.	5,020,148	(1)

GSC Recovery II, L.P.	2,312,360
GSC Recovery IIA, L.P.	2,280,175
GSC Partners CDO Fund, Limited	349,416
GSC Partners CDO Fund II, Limited	78,197

OCM Principal Opportunities Fund, L.P.	4,465,079
OCM/GFI Power Opportunities Fund, L.P.	312,897

(1) Shares are held by GSC Recovery II, L.P., GSC Recovery IIA, L.P., GSC Partners CDO Fund, Ltd., and GSC Partners CDO Fund II, Ltd. GSCP (NJ), Inc. is a beneficial owner only.